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                                 [Letterhead]

                                                                    Exhibit 24.1


                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the stockholders and Board of Directors
ABM Industries Incorporated

We consent to incorporation by reference in the following Registration Statements on Form S-8 of ABM Industries Incorporated of our report dated December 16, 1996, related to the consolidated balance sheets of ABM Industries Incorporated and subsidiaries as of October 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended October 31, 1996, and the related schedule, which report appears in the October 31, 1996, annual report on Form 10-K of ABM Industries Incorporated.


         Registration No.         Form                    Plan
         ----------------         ----      ---------------------------------

            2-86666               S-8       Executive Stock Option Plan
            2-96416               S-8       1985 Employee Stock Purchase Plan
           33-14269               S-8       1987 Stock Option Plan






                                   /s/ KPMG Peat Marwick LLP

San Francisco, California
January 24, 1997